UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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AmCOMP INCORPORATED
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THIS FILING CONSISTS OF AN AGENT ALERT SENT BY THE REGISTRANT TO ITS AGENTS AND EMPLOYEES ON AUGUST 29, 2008.

Dear AmCOMP Agents,

It is with great pleasure that I provide you with the following update on our merger agreement with Employers Holdings, Inc.  We just issued a press release announcing the following:
1.	We settled our outstanding issues with the Florida Office of Insurance Regulation (“FOIR”) regarding excessive profits;
2.	The FOIR has issued an approved consent order required for the merger to close; and
3.	We amended the merger agreement with EMPLOYERS® agreeing to be acquired for $12.15 per share in cash.

The transaction is subject to approval by AmCOMP’s stockholders and other customary closing conditions.  The special meeting of stockholders to approve the transaction will be held on or about October 29, 2008, and we anticipate the closing by October 31, 2008.

The details of these events are contained in our press release which is stored at this link on our website:  http://amcomp.com/Investors/News/   After reading the release, if you have any questions or concerns, please feel free to call your regional president or me.

We sincerely believe this is great news for our stockholders, our employees, and you, our business partners.  The cultures of our companies are very compatible, including a strong commitment to underwriting profitability and customer service; our geographic footprint will significantly expand with minimal overlap; and the combined companies will have many other meaningful synergies.  Currently, EMPLOYERS is rated A- by A.M. Best.

As always, we remain committed to our agents and policyholders, and we will continue to work hard to ensure a smooth and successful transition.

Sincerely,

Debra Cerre-Ruedisili
Executive Vice President and
Chief Operating Officer

In connection with the proposed merger, AmCOMP will file a supplement to the definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2008.  AmCOMP will mail the proxy statement supplement to its stockholders when it is available. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND PROXY STATEMENT SUPPLEMENT, WHEN AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement, the proxy statement supplement, when available, and other documents filed by AmCOMP at the Securities and Exchange Commission’s website at www.sec.gov.  The proxy statement, the proxy statement supplement, when available, and such other documents may also be obtained for free from AmCOMP by directing such request to AmCOMP Incorporated, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

AmCOMP and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information concerning the interests of AmCOMP’s participants in the solicitation is set forth in AmCOMP’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction.